Exhibit 99.1

COMPARISON OF CUMULATIVE TOTAL RETURN
FOR PAST FIVE FISCAL YEARS OF
ISLAND PACIFIC, INC.
TO MORGAN STANLEY HIGH TECH INDEX,
AND RUSSELL 2000 INDEX